Exhibit 10B
                                                   EXECUTION COPY

                      EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT, made as of this 7th day of April, 1999 (the "Effective Date"), between FOOD LION, INC., a North Carolina corporation with its principal place of business in Salisbury, North Carolina (the "Company"), and R. WILLIAM
McCANLESS, an individual residing at 244 Confederate Avenue, Salisbury, North Carolina 28144 ("Mr. McCanless"),

                      W I T N E S S E T H:

      WHEREAS, Mr. McCanless is currently employed by the Company as its President and Chief Executive Officer;

      WHEREAS, the Board of Directors of the Company recognizes that it is in the best interests of the Company and its shareholders to retain capable and experienced executive officers such as Mr. McCanless;

       WHEREAS, the Board of Directors recognizes that Mr. McCanless has made substantial contributions to the growth and success of the Company and desires to provide for the continuing employment of Mr. McCanless and to encourage the continued dedication and attention of Mr. McCanless to the Company;

      WHEREAS, Mr. McCanless is willing to continue to serve the Company; and

      WHEREAS, the Company and Mr. McCanless desire to enter into this Employment Agreement.

      NOW, THEREFORE, in consideration of the premises, and the mutual agreements herein contained, the Company and Mr. McCanless hereby agree as follows:

     1. Continue to Employ. The Company hereby agrees to continue to employ Mr. McCanless as President and Chief Executive Officer of the Company for the Term of Employment as herein set forth, and Mr. McCanless hereby agrees to continue to serve the Company as President and Chief Executive Officer for such term.

     2. Term of Employment. The "Term of Employment," as used herein, will commence on the date hereof and, unless sooner terminated as hereinafter provided, shall terminate on the fifth
(5th) anniversary of such date; provided, however, that the Term of Employment shall automatically be extended for additional periods of one (1) year each on the terms and conditions provided herein unless either party shall give written notice to the other party no less than one hundred eighty (180) days prior to the expiration of the applicable Term of Employment.

     3. Employment During the Term. During the Term of Employment, Mr. McCanless shall devote his full professional time to the business of the Company, shall use his best efforts to promote the interests of the Company and shall serve as President and Chief Executive Officer of the Company and in such other senior executive capacities as the Board of Directors of the Company shall hereafter designate from time to time.

     4. Vacation. Mr. McCanless shall be entitled to annual vacations in accordance with the vacation policy and practices of the Company.

     5.   Compensation.

     (a) Base Salary. As compensation for Mr. McCanless's services hereunder and for his covenants set forth in Sections 10, 11 and 12 below, the Company shall pay to Mr. McCanless a base salary which shall not be less than Six Hundred Fifty Thousand Dollars ($650,000) per annum; provided, however, such amount shall be increased from time to time by the Board of Directors of the Company to assure that the compensation paid to Mr. McCanless under this Employment Agreement remains competitive with amounts paid to other chief executive officers in the large supermarket chain industry and reflects the performance of Mr. McCanless and the financial performance of the Company. In no event shall such annual review result in any reduction in base salary provided in this Employment Agreement. Such compensation shall be payable in accordance with the Company's payroll practices for executive employees.

     (b) Bonus Plans. Mr. McCanless annually shall be eligible to receive up to forty-five percent (45%) of his base salary in the form of a bonus under the Company's Key Executive Annual Incentive Bonus Plan, as it shall be administered by the Board of Directors of the Company and the relevant committees thereof. In addition, Mr. McCanless shall be eligible to participate in the Company's stock option plans and other compensation plans of the Company, as they shall be administered by the Board of Directors
of   the  Company  and  the  relevant  committees  thereof.   Mr.
McCanless shall not be eligible to participate in the Company's Annual Incentive Bonus Plan.

     (c)  Deferral Arrangement.

        (i) Right to Defer. Mr. McCanless may elect to defer some or all of his bonus compensation and up to fifty percent (50%) of his  base  salary  payable  to him pursuant  to  this  Employment
Agreement.    Any  deferral  of  bonus  compensation   shall   be
irrevocable and must be requested by Mr. McCanless in writing prior to the start of the fiscal year to which such bonus
relates.   Any  deferral of base salary shall be irrevocable  and
must  be requested by Mr. McCanless in writing prior to the start of the fiscal year to which such salary relates.  Any deferral of base compensation or bonus compensation for fiscal year 1999 shall be made in accordance with procedures established by the
Company.   An election for a given fiscal year shall be deemed  a
continuing election for each subsequent fiscal year, unless a subsequent written election to defer (or not to defer) is provided to the Company by Mr. McCanless prior to the start of such fiscal year.

        (ii) Bookkeeping Account and Grantor Trust. Any amounts deferred by Mr. McCanless hereunder will be credited to a bookkeeping account  established on the books and records of the Company  for the  purpose  of  accounting  for the  amounts  deferred  by  Mr.
McCanless.  In addition, the Company will maintain in a separate, irrevocable grantor trust established by the Company an amount in
cash  equal  to  the  amounts  deferred  by  Mr.  McCanless.   In
connection with the deferral election, Mr. McCanless shall have the right to specify the investments in which his bookkeeping account shall be deemed invested; provided, however, the Company shall be under no obligation to purchase any such investments chosen by Mr. McCanless. Mr. McCanless's bookkeeping account shall be credited to reflect all income, gains and losses of such deemed investments. The parties hereto agree that, to the extent that any investment vehicle that Mr. McCanless selects results in a loss to the bookkeeping account, the Company will have no obligation to compensate Mr. McCanless for such loss or to make any compensatory adjustment to the bookkeeping account to make up for such loss. Notwithstanding the foregoing, at no time shall Mr. McCanless's rights to any amounts deferred under this Section
5(c)(ii) be greater than those of general unsecured creditors of the Company.

        (iii)Distribution. The timing of the payment of all amounts deferred by Mr. McCanless shall be specified in his initial deferral election and may not be subsequently changed by Mr. McCanless without the prior written approval of the Board of
Directors.   The initial deferral may specify a lump sum  payment
of up to five (5) annual installment payments to be paid out in their entirety by no later than the sixth anniversary of the Date of Termination (as defined below); provided, however, that, notwithstanding Mr. McCanless's deferral election, all amounts will be paid to Mr. McCanless within thirty (30) days following a termination of this Employment Agreement for any reason specified in Sections 7(c) or 7(e).

     (a) Jump Start Options. As of the Effective Date, the Company shall grant to Mr. McCanless options to purchase 600,000 shares of Class A Common Stock of the Company on such terms and conditions set forth in the underlying stock option agreement, provided that, the terms shall not be inconsistent with those provided in this Employment Agreement (the "Jump Start Options"). The Jump Start Options shall have a term commencing on the
Effective  Date and ending on April 7, 2009 (the "Option  Term").
If the closing price per share of the Class A Common Stock of the Company (as reported on the Nasdaq National Market or other nationally-recognized securities market or exchange on which such shares are traded) is $20 or greater for forty-five (45) consecutive trading days ending on or prior to the third (3rd) anniversary of the Effective Date and Mr. McCanless is employed as the President and Chief Executive Officer of the Company on such date, the Jump Start Options shall vest and be exercisable on such date and remain exercisable until April 7, 2009. If the Jump Start Options have not vested on or prior to April 7, 2002,
the   Jump  Start  Options  shall  automatically  vest   and   be
exercisable on April 7, 2006, provided that Mr. McCanless remains employed as the President and Chief Executive Officer of the Company on such date. The exercise price per share for the Jump Start Options shall be $8.875 (which is the closing price per share of Class A Common Stock as reported on the Nasdaq National Market on the Effective Date). At the end of the Option Term, all unexercised Jump Start Options shall terminate and cease to be exercisable.

     1.   Benefits.  Mr. McCanless shall be entitled to participate in
all   health,  accident,  disability,  medical,  life  and  other insurance programs and other benefit and compensation plans maintained by the Company for the benefit of Mr. McCanless and/or other executive employees of the Company in accordance with the Company's policies. In addition, the Company shall maintain in full force and effect on the life of Mr. McCanless a life insurance policy subject to a split dollar arrangement in the face amount of three and one-half (3.5) times Mr. McCanless's base salary if his death occurs prior to his retirement (provided his retirement is on terms consistent with the terms of the life insurance policy and any split dollar arrangements between Mr. McCanless and the Company relating thereto ) and two (2) times
Mr. McCanless's last base salary if his death occurs after any such retirement. Mr. McCanless shall be the owner of such policy with the authority to designate the beneficiary thereof.

     2. Termination. Termination of Mr. McCanless's employment under any of the following circumstances shall not constitute a breach of this Employment Agreement:

     (a)  Death.  Termination upon the death of Mr. McCanless.

     (b) Cause. Termination by the Company for "Cause" as described in this Section 7(b). For purposes of this Employment Agreement, "Cause" shall mean (i) willful failure (other than by reason of incapacity due to physical or mental illness) to perform his material duties hereunder and his inability or unwillingness to correct such failure within thirty (30) days after receipt of written notice, (ii) conviction of Mr. McCanless of a felony or plea of guilty or no contest to a felony or (iii) perpetration of a material dishonest act or fraud against the Company or any affiliate thereof. The definition of "Cause" expressly excludes any mistake of fact or judgment made by Mr. McCanless in good faith with respect to the Company's business.

     (c)  Good Reason.  Termination by Mr. McCanless for "Good Reason"
as  described  in  this  Section  7(c).   For  purposes  of  this
Employment Agreement, "Good Reason" shall mean (i) a material diminution of the professional responsibilities of Mr. McCanless,
(ii) assignment of inappropriate duties to Mr. McCanless, (iii) failure of the Company to comply with compensation and benefits obligations to Mr. McCanless, (iv) transfer of Mr. McCanless more than 50 miles from Salisbury, North Carolina, (v) a purported termination of this Employment Agreement by the Company other than in accordance with the terms hereof or (vi) failure of the Company to require any successor to the Company to assume and comply with this Employment Agreement. For purposes of this Employment Agreement, a determination in good faith by Mr. McCanless of "Good Reason" shall be conclusive.

       An election by Mr. McCanless to terminate his employment under this Section 7(c) shall not be deemed a voluntary termination of employment by Mr. McCanless for the purpose of this Employment Agreement or any plan, arrangement or program of the Company.

     (d) Disability. Termination by the Company or Mr. McCanless upon Disability of Mr. McCanless. For the termination by the Company to be valid, (i) the Company must first give forty-five
(45) days' written Notice of Termination, as defined below (which may occur before or after the end of the 180-day period specified in the definition of Disability below), and (ii) Mr. McCanless shall not have returned to the performance of his duties
hereunder  on a full-time basis during such 180-day period.   For
purposes of this Employment Agreement, "Disability" shall mean Mr. McCanless's absence from continuous full-time employment with the Company for a period of at least 180 consecutive days by reason of a mental or physical illness. The Company shall have the right to have Mr. McCanless examined at such reasonable times by such physicians satisfactory to Mr. McCanless as the Company may designate, and Mr. McCanless will make himself available for and submit to such examination as and when requested. Except as otherwise provided in this Section 7(d), the inability of Mr. McCanless to perform his duties hereunder, whether by reason of injury, illness (physical or mental) or otherwise shall not
result   in   the  termination  of  Mr.  McCanless's   employment
hereunder, and he shall be entitled to continue to receive his base salary and other benefits as provided herein.

     (e)  Without Cause.  Termination by the Company without Cause.

     (f) Date and Notice of Termination. Any termination of Mr. McCanless's employment by the Company or by Mr. McCanless (other than termination pursuant to Section 7(a) above) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Employment Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Employment Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Mr. McCanless's employment under the provision so indicated.

      "Date of Termination" shall mean (i) if Mr. McCanless's employment is terminated by his death, the date of his death, and
(ii) if Mr. McCanless's employment is terminated pursuant to a Notice of Termination, the date specified in the Notice of Termination; provided that, if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date which is finally determined to be the Date of Termination, either by mutual written agreement of the parties, by a binding and final arbitration award, or by a final judgment, order, or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

      8. Effect of Termination. In the event of termination of employment as described in Section 7 hereof, the Company shall compensate Mr. McCanless as follows:

      (a)      Death.         If  Mr. McCanless's  employment  is
terminated as a result of his death, as specified in Section 7(a), the Company shall pay Mr. McCanless's beneficiary the benefit called for under his Salary Continuation Agreement with the Company. Mr. McCanless's beneficiary shall accept the payment provided for in this Section 8(a) in full discharge and release of the Company of and from any further obligations under this Employment Agreement, except for any other benefits due under any applicable plan or policy of the Company (including life insurance policies and pension or similar plans), as determined under the provisions of such plans or policies.

     (b) Disability. If Mr. McCanless's employment is terminated by the Company or Mr. McCanless as a result of his disability as specified in Section 7(d), then the Company shall pay Mr. McCanless his full compensation until the Date of Termination. Within thirty (30) days after the termination of his employment, the Company shall pay Mr. McCanless a lump sum payment equal to fifty percent (50%) of the present value of the future base salary payable to Mr. McCanless during the remainder of his Term of  Employment under this Employment Agreement or for a period of two  (2) years, whichever is longer.  Such lump sum amount  shall be calculated by using a discount rate equal to the applicable Federal rate that is in effect on the date of payment as determined under Section 1274(d) of the Internal Revenue Code of 1986 (the "Code") and the regulations thereunder, and by assuming that Mr. McCanless's annual salary in effect on the Date of
Termination  would  continue for the remainder  of  the  Term  of
Employment,  or  for  a  period of two (2)  years,  whichever  is
longer.   This  payment shall be in addition to any payments  Mr.
McCanless shall be entitled to receive under any applicable disability insurance policies maintained by the Company for Mr. McCanless.

     (c)  Cause.   If Mr. McCanless's employment is terminated for any
reason specified in Section 7(b) hereof, the Company shall no longer be obligated to make any payments to Mr. McCanless pursuant to this Employment Agreement, except for the full amount of his base salary and all compensation earned prior to the Date of Termination and payments pursuant to plans, programs, or arrangements, as determined under the provisions of such plans or policies.

     (d)  Good Reason or Without Cause.

         (i) If Mr. McCanless's employment is terminated by Mr. McCanless for Good Reason as specified in Section 7(c) hereof, or if his employment is terminated by the Company without Cause as specified in Section 7(e): (A) the Company shall pay Mr. McCanless the full amount of his base salary and other compensation earned prior to the Date of Termination; and (B) the Company shall pay Mr. McCanless, within thirty (30) days after the Date of Termination, a lump sum payment equal to the present value of three (3) (or the number of years left in the Term of this Agreement, whichever is greater) times his current annual base salary. Such lump sum amount shall be calculated by using a discount rate equal to the applicable Federal rate that is in effect on the date of payment as determined under Section 1274(d) of the Code and the regulations thereunder.

         (ii) If prior to a Change in Control of the Company (as defined below), Mr. McCanless's employment is terminated by Mr. McCanless for Good Reason or by the Company without Cause, the Company shall maintain in full force and effect for the continued benefit of Mr. McCanless and his eligible dependents for three
(3) years after the Date of Termination (or for the number of years remaining in the Term of this Agreement, whichever is greater), employee fringe benefit plans and programs such as medical, dental, health and life insurance in which Mr. McCanless was entitled to participate immediately prior to the Date of Termination, if Mr. McCanless's continued participation is permitted under the general terms and provisions of such plans and programs and applicable law, but not including the Key Executive Annual Incentive Bonus Plan, the Wellness Bonus Plan, the Profit Sharing Plan and the Profit Sharing Restoration Plan and any other bonus, retirement or similar compensation plan.

      (iii) If (A) Mr. McCanless's employment is terminated by the Company without Cause in contemplation of a Change in Control of the Company within six (6) months prior to such Change in Control or (B) Mr. McCanless's employment is terminated by the Company without Cause or by Mr. McCanless with Good Reason within one (1) year following a Change in Control of the Company, the Company shall pay Mr. McCanless the compensation and fringe benefits set forth in clauses (i) and (ii) above, and in addition, for three (3) years following the Date of Termination (or for the number of years remaining in the Term of this Agreement, whichever is greater), Mr. McCanless shall be paid an annual amount equal to the amounts, if any, which would have been payable to him under the Key Executive Annual Incentive Bonus Plan, the Wellness Bonus Plan, the Profit Sharing Plan and the Profit Sharing Restoration Plan (or such other plans in which Mr. McCanless was entitled to participate as of the Date of Termination) assuming Mr. McCanless had remained employed for such three (3) year (or greater) period and received an annual salary at the rate in effect on his Date of Termination.

      For purposes of this Employment Agreement, "a Change in Control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that, without limitation, a Change in Control of the Company shall be deemed to have occurred if:

          (A) an acquisition (other than directly from the Company) by a Person (as defined below) (excluding the Company or an employee benefit plan of the Company or an entity controlled by the Company's shareholders) results in the aggregate number of shares of the Company's voting securities beneficially owned by any other Person to exceed the number of shares of the Company's voting securities beneficially owned, in the aggregate, by Etablissements Delhaize Freres et Cie "Le Lion" S.A. ("Delhaize") and Delhaize The Lion America, Inc.;

          (B) at any time during the term of this Employment Agreement there is a change in the composition of the Board of Directors of the Company resulting in a majority of the directors of the Company who are in office on the date hereof ("Incumbent Company Directors") no longer constituting a majority of the directors of the Company; provided that, in making such determination, persons who are elected to serve as directors of the Company and who are approved by all of the directors in office on the date of such election (other than in connection with an actual or threatened proxy contest) shall be treated as Incumbent Company Directors;

          (C) consummation of a complete liquidation or dissolution of the Company or a merger, consolidation or sale of all or substantially all of the Company's assets (collectively, a "Business Combination") other than a Business Combination in which all or substantially all of the holders of voting securities of the Company receive fifty percent (50%) or more of the voting securities of the company or entity resulting from the Business Combination ("Resulting Company"), at least a majority of the board of directors of the resulting corporation were Incumbent Company Directors, and after which no person or entity beneficially owns twenty percent (20%) ("Beneficial Ownership Threshold") or more of the voting securities of the Resulting
     Company, who did not beneficially own such stock immediately before the Business Combination; or

          (D) occurrence of any of the events described in Section 8(d)(iii)(B) or (C) to Delhaize or the acquisition by any Person of more than thirty percent (30%) of the voting securities of Delhaize. Notwithstanding any other provision of this paragraph, for purposes of the definition of "Change in Control of the Company," a change in control of Delhaize shall not constitute a Change in Control of the Company unless it involves an event contemplated by this Section 8(d)(iii)(D). With respect to
     Section 8(d)(iii)(C) as it applies to Delhaize under this Section 8(d)(iii)(D), the Beneficial Ownership Threshold shall be thirty percent (30%).

For the purpose of this paragraph, the term "beneficially owned" shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act, the term "Person" shall have the meaning set forth in Sections 3(a)(2) and 13(d)(3) of the Exchange Act and the term "voting securities" shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

     9. Business Expenses. The Company agrees that during the Term of Employment, the Company will reimburse Mr. McCanless for
actual   travel  and  other  out-of-pocket  expenses   reasonably
incurred by him in connection with the performance of his duties hereunder and accounted for in accordance with the policies and procedures currently established by the Company.

     10. No Competing Employment. Mr. McCanless agrees that, during the Term of Employment and for a period of two (2) years after the Date of Termination ("Restricted Period"), he will not, without the written consent of the Board of Directors, engage in any retail or wholesale grocery business which is directly competitive with the business of the Company or any affiliate thereof in any geographic area in which the Company or any
affiliate  operates  on the Date of Termination.   Mr.  McCanless
understands and agrees that a portion of the amounts paid to him under Section 5(a) hereof is in consideration for his covenants set forth in Sections 10, 11, and 12.

     11. No Solicitation. Mr. McCanless agrees that, during the Restricted Period, he will not, without the prior written consent of the Board of Directors, directly or indirectly solicit or recruit any employee or independent contractor of the Company for the purpose of being employed by Mr. McCanless, directly or indirectly, or any other person or entity on behalf of which Mr. McCanless is acting as an agent, representative or employee. Notwithstanding the above, if Mr. McCanless's employment is terminated for any reason specified in Section 7 hereof prior to the first anniversary of the date on which a Change in Control (as defined above) occurred, the covenants of Sections 10 and 11 shall not be applicable.

     12. Confidentiality. Mr. McCanless agrees that, during the Term of Employment and thereafter, he will not, without the prior written consent of the Company, disclose to anyone not entitled thereto, any confidential information relating to the business, sales, financial condition, or products of the Company or any
affiliate   thereof.    Mr.   McCanless   also   recognizes   and
acknowledges that he has a common law obligation not to disclose trade secrets and other proprietary information of the Company.
Mr. McCanless further agrees that, should he leave the active service of the Company, he will not take with him or retain, without the written authorization of the Board of Directors, any papers, files, or other documents or copies thereof or other confidential information of any kind belonging to the Company pertaining to its business, sales, financial condition, or
products.   Mr. McCanless understands and agrees that the  rights
and obligations set forth in this Section 12 are perpetual and, in any case, shall extend beyond the Restricted Period.

     13. Injunctive Relief. Without limiting the remedies available to the Company, Mr. McCanless acknowledges that a breach of the covenants contained in Sections 10, 11 and 12 herein may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order or a preliminary injunction restraining Mr. McCanless from engaging in activities prohibited by Sections 10, 11 and 12 or such other relief as may be required to specifically enforce any of the covenants in such Sections.

     14. Indemnification. The Company shall indemnify and hold harmless Mr. McCanless to the fullest extent permitted under North Carolina law, including, without limitation, the provisions of Part 5 (or any successor provision) of the North Carolina Business Corporation Act, from and against all losses, claims, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees), which may, at any time, be suffered by Mr. McCanless as a result of the fact that Mr. McCanless is or was an officer of the Company, or is or was serving at the request of the Company as an officer, employee or agent of an affiliate of the Company. The expenses incurred by Mr. McCanless in any proceeding shall be paid promptly by the Company in advance of the final disposition of any proceeding at the written request of Mr. McCanless to the fullest extent permitted under North Carolina law. The indemnification provision of this
Section 14 shall survive the termination or expiration of this Employment Agreement.

     15. Gross-Up Payment. In the event that any payments to which Mr. McCanless becomes entitled under this Employment Agreement (the "Agreement Payments") will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Company shall pay to Mr. McCanless at the time specified below, an additional amount (the "Gross-Up Payment") such that the net amount retained by Mr. McCanless (taking into account the Total Payments (as hereinafter defined) and the Gross-Up Payment), after deduction of any Excise Tax on the Total Payments and any federal, state and local income tax and Excise Tax upon the Gross-Up Payment provided for by this
Section 15, but before deduction for any federal, state or local income tax on the Total Payments, shall be equal to the "Total Payments," as defined below. Except as otherwise provided below, the Gross-Up Payment or portion thereof provided for in this
Section 15 shall be paid not later than the thirtieth (30th) day following payment of any amounts under the Employment Agreement that will be subject to the Excise Tax; provided, however, that if  the amount of such Gross-Up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event later than the forty-fifth (45th) day after payment of any amounts under the
Employment Agreement that will be subject to the Excise Tax.   In
the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Mr. McCanless, payable on the fifth (5th) day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the
Code).

      For purposes of determining whether any of the Agreement Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments, accruals, vestings or other compensatory benefits received or to be received by Mr. McCanless in connection with a Change in Control of the Company or the termination of Mr. McCanless's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company, any person whose actions result in a Change in Control of the Company or any person affiliated with the Company or such person (which, together with the Agreement Payments, shall constitute the "Total Payments") shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless, in the opinion of tax counsel selected by the Company's independent auditors, such other payments or benefits (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of
Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax, (ii) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (a) the total amount of the Total Payments and (b) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (i) above), and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

      For purposes of determining the amount of the Gross-Up Payment, Mr. McCanless shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made and the applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-Up Payment is made, Mr. McCanless shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the portion of the Gross-Up Payment being repaid) if such repayment results in a reduction in Excise Tax and/or a federal, state, and local income tax deduction, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the
Code.   In the event that the Excise Tax is determined to  exceed
the amount taken into account hereunder at the time the Gross-Up Payment is made (including, by reason of any payment, the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

     16. Vesting. Upon a Change in Control of the Company or if Mr. McCanless's employment is terminated for reasons specified in Sections 7(a), 7(c), 7(d) or 7(e) hereof, all of the rights granted to Mr. McCanless by the Company to own or acquire stock of the Company (including, without limitation, stock options and restricted stock granted under the Company's Stock Option Plan and  including, subject to the last sentence of this Section  16, the Jump Start Options) shall automatically vest upon the date of such Change in Control or Date of Termination, respectively, without the need for further action or consent by the Company; provided, however, that (assuming no occurrence of a Change in Control) such rights shall not vest if Mr. McCanless's employment is  terminated for Mr. McCanless's failure to adequately  perform his duties hereunder as determined by an affirmative vote of at least seventy percent (70%) of the Board of Directors of the
Company.   For  purposes of the preceding  sentence,  "Change  in
Control  of  the  Company" shall have the meaning  set  forth  in
Section 8(d)(iii) hereof. Notwithstanding anything herein to the contrary, if the Jump Start Options have not vested by April 7, 2002, the Jump Start Options shall not vest for any reason, including, without limitation, a Change in Control of the Company or a termination of Mr. McCanless's employment (pursuant to Sections 7(a), 7(c), 7(d) or 7(e) hereof or otherwise) prior to April 7, 2006.

     17. Legal Expenses. The Company shall reimburse Mr. McCanless for all reasonable legal fees incurred in a successful effort to establish entitlement to compensation and benefits under this Employment Agreement.

     18. Mitigation. The Company recognizes that Mr. McCanless has no duty to mitigate the amounts due to him upon termination of this Employment Agreement, and the obligations of the Company will not be diminished in the event Mr. McCanless is employed by another employer after the termination of his employment with the Company.

     19. Successors. This Employment Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and upon Mr. McCanless and his legal representatives. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Employment Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     20. Amendments. This Employment Agreement, which contains the entire contractual understanding between the parties, may not be changed orally but only by a written instrument signed by the parties hereto.

     21. Governing Law. This Employment Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

     22. Waiver. The waiver of breach of any term or condition of this Employment Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

     23. Severability. In the event that any provision or portion of this Employment Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Employment Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent provided by law.

     24. Notices. Any notices or other communications required or permitted hereunder shall be deemed sufficiently given if sent by registered mail, postage prepaid, as follows:

     (a)     If to Mr. McCanless:

        R. William McCanless
        244 Confederate Avenue
        Salisbury, North Carolina 28144

     (b)     If to the Company:

        Food Lion, Inc.
        Post Office Box 1330
        2110 Executive Drive
        Salisbury, North Carolina 28145-1330
        Attention: Secretary

        with a copy to:

        Bruce S. Mendelsohn
        Akin, Gump, Strauss, Hauer & Feld, L.L.P.
        1333 New Hampshire Avenue, N.W.
        Suite 400
        Washington, D.C.  20036

or to such other address as shall have been specified in writing by either party to the other. Any such notice or communication shall be deemed to have been given on the second day (excluding any days U.S. Post Offices are not open) after the date so mailed.

              [The next page is the signature page]




       IN WITNESS WHEREOF, the Company has caused this Employment
Agreement to be executed by its duly authorized representative, and Mr. McCanless has hereunto set his hand as of the date first above written.


                                 FOOD LION, INC.


                                 By: \s\ William G. Ferguson
                                       William G. Ferguson
                                       Chairman, Senior Management
                                       Compensation Committee




                                  \s\ R. William McCanless
                                  R. William McCanless